Exhibit 32.1

NORTHERN MINERALS & EXPLORATION LTD.

CERTIFICATION OF PERIODIC REPORT

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

18 U.S.C. Section 1350

The undersigned executive officers of Northern Minerals & Exploration Ltd. certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

•	the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	the information contained fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this certification as of the date shown below:

Date: June 14, 2018	/s/ Howard Siegel Howard Siegel Chief Executive Officer, Chief Financial Officer, Director /s/ Ivan Webb Ivan Webb Vice President & Director /s/ Roger Autrey Roger Autrey Secretary